April 10, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

         We have read Item 4 of Form 8-K dated April 10, 2003, of Jacobson
Resonance Enterprises, Inc. and are in agreement with the statements contained in the first and third paragraphs on Page 2 therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

Sincerely,

By: /s/ Goldstein Golub Kessler LLP
        Goldstein Golub Kessler LLP

cc:   Dr. Jerry I. Jacobson